UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
 (RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

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FEG Absolute Access Fund LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 24, 2017

Dear Investor:

The Board of Directors and management of the FEG Absolute Access Fund LLC and the FEG Absolute Access Fund I LLC (the “Funds”) seek your approval of the attached proxy. The Proxy requests approval of a new Investment Management Agreement for the Funds that reflects the recent change of ownership of Fund Evaluation Group (“FEG”).

Approval of New Investment Management Agreement
Prior to September 15, 2017, FEG was fully owned by a group of managing principals, but effective September 15, 2017, ownership transferred to an employee stock ownership plan, thereby allowing all employees of FEG to indirectly own FEG through the plan. Specifically, on September 15, 2017, Fund Evaluation Group Employee Stock Ownership Trust acquired Fund Evaluation Group 2017, Inc. Fund Evaluation Group 2017, Inc. is the indirect parent company of the Funds’ investment manager, FEG Investors, LLC. As a result of the transaction, the prior investment management agreement terminated pursuant to its terms and the operation of the Investment Company Act of 1940, as amended, and a new investment management agreement is needed to continue operation of the Funds. While this is a change in legal ownership of FEG it is not a change in management of the Funds. FEG, through its employees, will continue its role in providing day-to-day investment management services to the Funds. Additionally, the terms of the Funds will not change as a result of the new investment management agreement. The costs associated with holding shares of the Funds will remain the same and any expenses related to solicitation of this proxy will be borne in full by FEG, not the Funds or investors.

The new investment management agreement will not change the core investment philosophy or management of the Funds, nor will it result in an increase in expenses or fees. The Board of Directors and management of the Funds feel it is in the best interest of all Members to vote in favor of this change.

Please read the attached proxy statement and return your vote at your earliest convenience. There are a number of ways you can return the vote card.

By mail:
Attn: Paul Keating
Fund Evaluation Group
201 East Fifth Street, Suite 1600
Cincinnati, Oh 45202

By fax:
(513)977.4430 – Attn: Paul Keating

By email:
fundops@feg.com

We are honored and privileged to be entrusted with your capital.

Alan Lenahan	Greg Dowling